CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117738 and No. 333-31762) of Merck & Co., Inc. of our report dated June 20, 2008 relating to the financial statements of the Merial 401 (k) Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, GA
June 20, 2008